UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2025

VisionWave Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-72741	99-5002777
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave., Suite 210 # 301 Wilmington, DE.	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 305-4790

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VWAV	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	VWAVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2025, the Board of Directors (the “Board”) of VisionWave Holdings, Inc. (the “Company”) approved Independent Director Agreements (each, an “Agreement”) with Eric Shuss, Chuck Hansen, and Haggai Ravid, pursuant to which each will serve as an independent director of the Company.

Under the terms of each Agreement, the independent director will receive:

●	An annual cash retainer of $36,000, payable quarterly, and $10,000 per annum for serving as the audit committee chair, $5,000 for compensation committee chair and the governance committee chair;

●	Reimbursement for reasonable expenses incurred in connection with Board service; and

●	An annual equity grant under the Company’s 2024 Omnibus Equity Incentive Plan (the “Plan”) with a grant date fair value of $60,000, consisting of restricted stock vesting in full after one year of service.

As a result of the above, the Company will issue 5,245 shares of common stock to Messrs Shuss, Hansen and Ravid for their service in 2025. The Agreements also include standard provisions regarding indemnification, confidentiality, and compliance with applicable laws and Company policies. Each Agreement has an initial term of one year, subject to renewal upon mutual agreement or election at the annual stockholder meeting.

Further, as compensation for his service as a director prior to the Business Combination with Bannix Acquisition Corp. (“Bannix”), the Company entered into Compensation Agreements (each, a “Compensation Agreement”) with Mr. Shuss and two other former directors who served as an independent director on the Board of Directors of Bannix from October 2022 until July 2025. Pursuant to the Compensation Agreement, effective as of September 9, 2025, Mr. Shuss will receive a one-time lump sum compensation of $150,000, payable in cash, fully vested shares of the Company’s common stock issued under the Company’s Plan, or a combination thereof, at Mr. Shuss’ election. If shares are elected, the number of shares will be determined by dividing the elected portion by the closing price of the Company’s common stock on the NASDAQ Stock Market immediately prior to the effective date of the Compensation Agreement. Mr. Shuss has elected to receive 6,556 shares of common stock using a closing price of $11.44 as of September 8, 2025. The shares will be fully vested upon issuance but subject to resale restrictions under Rule 144 of the Securities Act of 1933, as amended. Payment or issuance will occur within 10 business days after the election (or default to cash if no election is made within 10 business days).

The foregoing description of the Agreements and the Compensation Agreement does not purport to be complete and is qualified in its entirety by reference to the agreements attached hereto.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Independent Director Engagement Agreement

10.2	Form of Compensation Agreement between VisionWave Holdings, Inc. and former directors of Bannix Acquisition Corp.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2025

VisionWave Holdings, Inc.

By:	/s/ Noam Kenig
Name:	Noam Kenig
Title:	Chief Executive Officer